EXHIBIT 10.4



                           COMMODORE HOLDINGS LIMITED



                                      -and-



                                 MERITA BANK PLC



                         ------------------------------
                             GUARANTEE AND INDEMNITY
                           relating to obligations of
                          Crown Cruises of Panama, Inc.
                       re USD45,000,000 revolving facility
                         ------------------------------





                           Sinclair Roche & Temperley
                                   Royex House
                              5 Aldermanbury Square
                                 London EC2V 7LE
                               Tel: 0171 452 4000
                               Fax: 0171 452 4001
                                 Ref: GFS/242921

                               INDEX OF CONTENTS

CLAUSE NO.        HEADING                                               PAGE NO.
----------        -------                                               --------

1.   Definitions and Construction.............................................2

2.   Representations and Warranties...........................................3

3.   Guarantee and Indemnity..................................................4

4.   Expenses.................................................................4

5.   Continuing Guarantee.....................................................5

6.   Undertakings.............................................................6

7.   Enforcement.............................................................12

8.   Currency Indemnity......................................................14

9.   Benefit.................................................................15

10.  Miscellaneous...........................................................15

11.  Notices.................................................................16

12.  Governing Law and Jurisdiction..........................................17


Schedule A :  Financial Figures, Ratios and Percentages......................18

Form of Compliance Certificate...............................................20

THIS GUARANTEE AND INDEMNITY is given the 24th day of January, 2000

BY:-

(1) COMMODORE HOLDINGS LIMITED, a company incorporated and registered under the laws of Bermuda whose registered office is at c/o Francis & Forest, Corner House, 20 Parliament Street, Hamilton HM12, Bermuda (the "Guarantor" which expression shall include the successors and permitted assigns of the Guarantor) in favour of:-

(2) MERITA BANK PLC, a company incorporated under the laws of Finland acting through its London branch having its principal place of business at 19 Thomas More Street, London E1W 1YF (the "Trustee" which expression shall include its successors and assigns) as trustee for the Beneficiaries.

WHEREAS:

(A) By a loan agreement dated January 24, 2000 made between (1) the Lenders (as therein defined), (2) Merita Bank Plc (the "Agent") as agent for the Lenders, (3) Crown Cruises of Panama, Inc. (the "Borrower") and (4) the Trustee the Lenders agreed to make available to the Borrower a revolving loan facility of up to forty five million United States Dollars (USD45,000,000) at any one time pursuant to and subject to the terms and conditions therein contained.

(B) In order to induce the Lenders to enter into the Agreement and to advance the Loan to be advanced thereunder and as a condition precedent thereto the Guarantor has agreed to give the guarantee and indemnity herein contained.

(C) By a deed of agency and trust dated January 28, 2000 made between (1) the Agent, (2) the Trustee and (3) the Lenders it has been agreed that the benefit of this Guarantee and Indemnity shall be held by the Trustee on trust for itself, the Agent and the Lenders and its and their respective successors, assignees and transferees (together "the Beneficiaries" and individually "Beneficiary").

NOW THIS DEED WITNESSETH as follows:-

1.       DEFINITIONS AND CONSTRUCTION

1.1      In this Guarantee and Indemnity unless the context otherwise requires:-

         "AGREEMENT"
         means the loan agreement referred to in Recital (A) above as supplemented by any amendment or supplement thereto which may from time to time be agreed to by the Trustee, the Beneficiaries and the Borrower;

         "DEFAULT RATE"
         means the rate of interest calculated in accordance with clause 4.3 of the Agreement;

         "INDEBTEDNESS"
         means the Loan together with all interest accrued thereon and all other moneys, costs, fees and expenses whatsoever which from time to time may be or become owing or due and payable to the Trustee or any one or more of the Beneficiaries pursuant to the Agreement or any of the Security Documents;

         "LOSS"
         means any and all losses, costs, expenses, damages, claims, demands, rights of set-off and/or counterclaim incurred by the Trustee or any one or more of the Beneficiaries in respect of or in connection with the Agreement and/or the Security Documents or any liability arising therefrom;

         "SECURED OBLIGATIONS"
         means all covenants, agreements, warranties, conditions and provisions expressed or implied on the part of the Borrower to be performed, observed or complied with under the Agreement including, without limitation, the due and punctual payment of the principal sum and all interest and other moneys expressed to be payable by the Borrower in accordance with the terms of the Agreement;

         "THIS GUARANTEE"
         means this Guarantee and Indemnity.

1.2 Unless otherwise defined herein or the context otherwise requires, words and expressions defined in the Agreement shall have the same meanings herein. Clause headings are inserted for convenience only and shall be ignored in the interpretation of this Guarantee.

2.       REPRESENTATIONS AND WARRANTIES

2.1 The Guarantor hereby represents and warrants to the Trustee that as of the date hereof and (save in respect of sub-paragraph (B)(ii) below) as continuing warranties until all of the Indebtedness shall have been paid and discharged in full:-

         (A) The Guarantor has full power and authority to make and perform this Guarantee and the same constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms;

         (B) The making and performance by the Guarantor of this Guarantee will in no way exceed the powers granted to the Guarantor by, or violate in any respect any provision of (i) any mortgage, charge, deed, contract or other undertaking or instrument to which the Guarantor is a party or which is binding on the Guarantor or any of the assets of the Guarantor; or (ii) any law or regulation or any order or decree of any governmental authority, agency or court; or (iii) the Memorandum and/or Articles of Association (or equivalent corporate documents) of the Guarantor;

         (C) All consents, licences, approvals or authorisations which are required in connection with the execution, validity, performance or enforceability of this Guarantee have been obtained and are and will continue to be valid and subsisting;

         (D) Save as disclosed to the Trustee in writing, the Guarantor is not in default under any agreement to which the Guarantor is a party or by which the Guarantor may be bound, nor in respect of any financial commitment or obligation;

         (E) The Guarantor is not engaged in litigation or arbitration before any court or before any tribunal which might if determined against the Guarantor have a material adverse effect on the financial condition of the Guarantor and there is no claim against the Guarantor which, with the passage of time might result in any such litigation or arbitration; and

         (F) The Guarantor has received a copy of the Agreement and approves of and agrees to the terms and conditions thereof.

3.       GUARANTEE AND INDEMNITY

3.1      The Guarantor hereby unconditionally and irrevocably:-

         (A) guarantees the due and punctual performance and observance of and compliance with the Secured Obligations by the Borrower in accordance with the terms of the Agreement and the Guarantor hereby covenants that, if any amount of principal or interest or other moneys payable by the Borrower under the Agreement shall not be paid when the same shall be due and payable, whether on maturity or otherwise, the Guarantor will, forthwith on demand, make such payment, or cause such payment to be made, to the Trustee (as trustee for the Beneficiaries) in the manner specified by the Trustee together with all interest expressed to accrue on any such amount pursuant to the Agreement until the date of receipt by the Trustee; and

         (B) without prejudice to (A) above and as a separate and independent obligation thereto indemnifies and agrees to indemnify the Trustee and the Beneficiaries upon the written demand of the Trustee in respect of any Loss which the Trustee or any one or more of the Beneficiaries may suffer or incur in good faith directly or indirectly as a result of or in connection with any failure by the Borrower fully and effectually to perform, observe and/or comply with the Secured Obligations.

4.       EXPENSES

4.1 The Guarantor further agrees to pay to the Trustee on demand on a full indemnity basis all commissions, charges, costs and expenses of whatsoever nature incurred by the Trustee and/or the Beneficiaries in the administration, preservation and enforcement of any of the Trustee's rights hereunder together with interest thereon (both before and after judgment) at the Default Rate from the date of demand until the date of receipt by the Trustee compounded on such days in the year as the Trustee reasonably may select.

5.       CONTINUING GUARANTEE

5.1      This Guarantee shall:-

         (A) be a continuing security and shall be construed and take effect as security for all of the Secured Obligations until they shall have been satisfied and discharged in full and the Guarantor hereby waives any right of set-off or counter-claim which the Guarantor may otherwise have had against the Trustee or any one or more of the Beneficiaries;

         (B) be in addition to any other guarantee, indemnity or other security which the Trustee and/or the Beneficiaries may now or hereafter hold in respect of all or any of the Secured Obligations whether from the Guarantor or otherwise, and shall be binding on the Guarantor notwithstanding that any other Security Party shall fail to give the security to be provided by it or shall be released from any such security or such security shall be varied;

         (C) not be discharged by the granting to any Security Party of time or any other indulgence or by compounding with any Security Party or by any variation whatsoever of any of the Secured Obligations or by any actual or alleged invalidity, irregularity or unenforceability of or defect in any of the Secured Obligations or in any of the provisions of the Agreement or any one or more of the Security Documents or by the absence of any action to enforce any of the rights of the Trustee and/or the Beneficiaries thereunder or by any act or circumstance whatsoever whereby this Guarantee would or might otherwise but for the provisions of this Clause have been so discharged;

         (D) remain in full force and effect notwithstanding any change in the name, constitution or otherwise of any Security Party or the Trustee or any of the Beneficiaries or their respective successors and assigns or the absorption or amalgamation of any thereof by or with any other corporate entity.

6.       UNDERTAKINGS

6.1 The Guarantor agrees with represents and undertakes to the Trustee that:-

         (A) If the Guarantor becomes liable to make any payment pursuant to Clause 3 hereof, then the Guarantor will not thereafter make demand for payment of any moneys for the time being due to the Guarantor from any Security Party or exercise any other right or remedy to which the Guarantor is entitled in respect of such moneys unless and until all moneys whatsoever owing by all Security Parties to the Trustee and the Beneficiaries have been irrevocably paid in full;

         (B) If any Security Party shall become insolvent or shall be wound up or liquidated, the Guarantor shall not (unless so required by the Trustee and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation upon trust to pay any amounts recovered thereunder to the Trustee) prove in such insolvency, winding-up or liquidation until all moneys whatsoever owing by all Security Parties to the Trustee and the Beneficiaries have been irrevocably paid in full;

         (C) The Guarantor has not taken and will not take from any Security Party any security whatsoever for the moneys hereby secured and, notwithstanding the foregoing, any such security now or hereafter held by the Guarantor shall be held in trust for the Trustee and the Beneficiaries and for their benefit in respect of the obligations of the Guarantor hereunder;

         (D) The Guarantor will not exercise any right to which the Guarantor may be entitled as a surety until all moneys whatsoever owing or due and payable by all Security Parties to the Trustee and the Beneficiaries have been irrevocably paid in full;

         (E) The Guarantor hereby waives any right to require the Trustee and/or the Beneficiaries to proceed first against any Security Party and/or to give notice to or demand on any Security Party whatsoever;

         (F) All payments to be made hereunder shall be made in immediately available funds without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future taxes of any nature now or hereafter imposed, levied, collected, withheld, deducted or assessed by any taxing and/or governmental authority whatsoever or wheresoever unless the Guarantor is compelled by law to deduct such taxes. In that event all such taxes shall be borne by the Guarantor or, if under the provisions of any applicable law this stipulation cannot be applied, then the Guarantor shall increase the payments to the Trustee so that the net amounts received by the Trustee shall be equal to the full amounts which the Trustee would have received had payment not been made subject to such taxes; provided that taxes payable by the Trustee or any Beneficiary on its profits arising by virtue of the transaction herein described in the countries in which it carries on business shall not be included in the foregoing. As used in this sub-clause the term "taxes" includes all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever and any restriction or condition resulting in a charge.

                  If the Guarantor is required to deduct taxes, the Guarantor will promptly thereafter deliver all receipts and other documents relating thereto to the Trustee.

                  If and when the Trustee or any Beneficiary shall receive (in its reasonable opinion) a credit in respect of any taxes deducted by the Guarantor and to which this sub-clause refers, it shall allow the Guarantor a credit against amounts due or to become due under the Agreement or any one or more of the Security Documents (the "Guarantor's Credit") of such amount as shall be fair and reasonable in the opinion of the Trustee or that Beneficiary in respect of any such credit as is received by the Trustee or that Beneficiary or, if all of the Indebtedness shall have been repaid in full, shall make a payment to the Guarantor equal to the amount of the Guarantor's Credit. Neither the Trustee nor any Beneficiary shall be under any obligation to discuss or reveal its tax affairs with the Guarantor;

         (G) The Guarantor shall give to the Trustee all such information as the Trustee may request with regard to the performance by the Security Parties of their respective obligations under the Agreement and the Security Documents;

         (H) The Guarantor shall not without the prior written consent of the Trustee (such consent not to be unreasonably withheld) sell, convey, transfer or otherwise dispose (whether by a single transaction or in a series of transactions, related or not) of any assets;

         (I) All the authorised and issued share capital of the Borrower is and will remain wholly owned and controlled by the Guarantor;

         (J) The Guarantor shall prepare or cause to be prepared, in accordance with GAAP and deliver to the Trustee annual audited financial statements of the Guarantor within ninety five (95) days of the end of the annual accounting periods of the Guarantor and quarterly unaudited accounts of the Guarantor within fifty (50) days of the end of each quarter together with copies of all notices sent to shareholders or any class of shareholders and such financial and other information concerning the Guarantor as the Trustee shall reasonably require;

         (K) The Guarantor shall not make any single acquisition or investment costing more than one million United States Dollars (USD1,000,000) without the prior written consent of the Trustee (such consent not to be unreasonably withheld);

         (L) The Guarantor shall not incur any liability in respect of Borrowed Money or guarantee endorse or otherwise become or remain liable in respect of the obligations of any person firm or corporation without the prior written consent of the Trustee (such consent not to be unreasonably withheld);

         (M) The Guarantor shall not pay any dividend for any shares except preferred shares on the following terms:-

                  (i) no covenant or undertaking binding upon the Guarantor is or would be breached by the payment of such dividend; and

                  (ii) the aggregate amount of any such dividends paid in any one period of twelve (12) months does not exceed four hundred thousand United States Dollars
                           (USD 400,000),

                  Provided That, in respect of any preferred share issued by the Guarantor prior to the date of the Agreement, the Guarantor (subject only to (i) above) shall be entitled to pay dividends in the maximum amount of twelve per cent (12%) per annum of the price at which the relevant preferred share was issued;

         (N) The Guarantor shall procure that it has cash which is freely available, which is not subject to any Encumbrance and which amounts to not less than the amount specified in item 1 in schedule A hereto on the first Drawdown Date and not less than the amount specified in item 2 in schedule A hereto at all times thereafter Provided that all sums standing to the credit of the Earnings

                  Account after all the applications have been made in accordance with clause 10.2 of the Agreement shall be deemed for the purposes of this clause to be cash which is freely available to the Guarantor and not subject to any Encumbrance;

         (O) The Guarantor shall procure that its Debt Service Coverage Ratio (calculated at three (3) monthly intervals as set out below) shall not be less than the ratio specified in item 3 in schedule A hereto (for the period from the first Drawdown Date to 30 September 2002) and the ratio specified in item 4 in schedule A hereto (for any period after 30 September 2002) and for this purpose the Debt Service Coverage Ratio shall be calculated on a consolidated basis in accordance with the following formula:-

                                     EBITDA

                               -------------------

                               Financial Expenses

                  where

                  "EBITDA" means, for the previous period of twelve (12) months, the aggregate of:

                  (i) Net Income (but excluding gains and losses from the sale of assets or reserves relating thereto and items classified as extraordinary or non-recurring) from the Guarantor's operations for such period and for this purpose Net Income means the consolidated net income of the Guarantor as determined in accordance with GAAP; and

                  (ii) the aggregate amounts deducted in determining Net Income for such period in respect of depreciation, amortisation, taxes, deferred income and interest expense of the Guarantor; and

                  "Financial Expenses" means, for the previous period of twelve
                  (12) months, the sum of:

                  (i) the aggregate principal payable or paid during such period on any Borrowed Money of the Guarantor (other than the scheduled principal repayment in respect of the Bridge Loan Facility and principal repayments under the Agreement to the extent that they were redrawn during the same period);

                  (ii) aggregate interest expense (including, without limitation, capitalised interest accrued during such period) of the Guarantor for such period; and

                  (iii) all rent and any capital lease obligations or operating lease obligations by which the Guarantor is bound which are payable or paid during such period as calculated in accordance with GAAP and derived from the then latest accounts of the Guarantor;

         (P) The Guarantor shall procure that its Capital (Solvency) Ratio (calculated as set out below) shall not be less than the percentage specified in item 5 in schedule A hereto (for the period from the first Drawdown Date to 30 September 2001), the percentage specified in item 6 in schedule A hereto (for the period from 1 October 2001 to 30 September 2002) and the percentage specified in item 7 in schedule A hereto (for any period after 30 September 2002) and for this purpose the Capital (Solvency) Ratio shall be calculated on a consolidated basis in accordance with the following formula:-

                                        x
                                        -
                                        y

                  where

                  "x"
                  means the Guarantor's Book Tangible Net Worth (calculated in accordance with clause 6.1(Q) hereof); and

                  "y"
                  means the book value of all the assets of the Guarantor (calculated in accordance with GAAP);

         (Q) The Guarantor shall procure that its Book Tangible Net Worth (calculated as set out below) shall not be less than the amount specified in item 8 in schedule A hereto (during the period from the first Drawdown Date to 30 September 2000) and the amount specified in item 9 in schedule A hereto (after 30 September 2000) and for this purpose the Book Tangible Net Worth shall be the book value of all assets calculated in accordance with GAAP (excluding goodwill but including all proceeds from any interest only loans which have been approved in advance by the Agent as at the date of this Guarantee and the proceeds of any preferred share issue made prior to the date of this Guarantee) less total liabilities calculated in accordance with GAAP (including without limitation the net present value of financial lease commitments, estimated compensation to third parties in the event of termination of contracts, contingent tax liabilities and guarantee obligations for the benefit of third parties but excluding any debt of the Guarantor existing as at the date of this Guarantee and subordinated by its terms to the Secured Obligations);

         (R) The Guarantor shall provide the Trustee with compliance certificates in relation to the relevant financial covenants contained in this Guarantee in the form attached hereto on or before the first Drawdown Date and at three (3) monthly intervals after the first Drawdown Date.

7.       ENFORCEMENT

7.1      The Guarantor agrees, acknowledges and declares that:-

         (A) In order to give effect to this Guarantee the Trustee and the Beneficiaries shall be at liberty to act as though the Guarantor were the principal debtor and obligor in respect of the Secured Obligations and in the event of the winding-up, dissolution, reconstruction or amalgamation in which or as a consequence of which any Security Party loses its separate corporate identity the Guarantor shall become liable to the Trustee and the Beneficiaries for the payment of all moneys expressed to be payable by the Security Parties to the Trustee and/or the Beneficiaries pursuant to the Agreement and the Security Documents and the performance and observance of and compliance with all the Secured

                  Obligations;

         (B) Any release, settlement or discharge in relation to the obligations of the Guarantor hereunder shall be conditional upon no security, disposition or payment to the Trustee or the Beneficiaries in respect of any of the Indebtedness being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation and if any such security, disposition or payment be avoided or reduced as aforesaid, this Guarantee shall continue to apply in respect of the amount of such security, disposition or payment and the Guarantor shall indemnify the Trustee and the Beneficiaries in respect thereof;

         (C) The Trustee and the Beneficiaries may take such action as the Trustee and the Beneficiaries in their own discretion may consider appropriate against any other Security Party or Parties to recover moneys due and payable in respect of the Secured Obligations, the Guarantor, however, remaining liable under this Guarantee for payment and discharge of all moneys payable in respect thereof;

         (D) The Trustee and each of the Beneficiaries shall be entitled (after a demand for payment has been made hereunder but without further notice) to procure the setting-off of any liability of the Guarantor hereunder against any moneys standing to the credit of any account or accounts which the Guarantor may now or hereafter have with the Trustee or any of the Beneficiaries at any of their respective offices or with any subsidiary or parent company of any one of them (whether or not those moneys are then due to the Guarantor) and, for this purpose, to combine any and all such accounts and to use all or part of those moneys to buy such other currency or currencies as may be required to enable the Trustee or any of the Beneficiaries to effect that setting-off. The Trustee and the Beneficiaries shall also be entitled to retain as security for the discharge of the liability of the Guarantor hereunder all securities or other property of the Guarantor held by the Trustee or any one or more of the Beneficiaries at any of their respective offices and/or by any subsidiary or parent company of any one of them (whether for safe custody or otherwise);

         (E) Notwithstanding that the Secured Obligations and any moneys due from the

                  Guarantor hereunder shall have been complied with, paid or discharged, the Trustee shall be entitled to retain this Guarantee and refrain from releasing the Guarantor from this Guarantee for such period thereafter as the Trustee may determine and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any Security Party or any other person as may have performed, paid or discharged any of the Secured Obligations within such period as aforesaid, the Trustee shall be at liberty to retain this Guarantee and any security held for the obligations of the Guarantor hereunder and refrain from releasing the Guarantor from this Guarantee and may retain such security for and during such period as the Trustee may determine;

         (F) For the purpose of enabling the Trustee and/or the Beneficiaries to sue any other Security Party or to prove in its winding-up, liquidation or bankruptcy or in any similar proceedings for any moneys due and unpaid by the Borrower, the Trustee may at any time place and keep for such time as it may think fit any moneys received hereunder to the credit of an interest bearing suspense account without any obligation on the part of the Trustee to apply the same or any part thereof in or towards the discharge of the Indebtedness;

         (G) The certificate of the Trustee as to the sum of money owed by any Security Party shall, in the absence of manifest error, be conclusive for any purpose and binding on the Guarantor.

8.       CURRENCY INDEMNITY

8.1 Any amount received by the Trustee or any Beneficiary in connection herewith in a currency (the "Relevant Currency") other than the currency in which the same should be received pursuant to the terms hereof (the "Agreed Currency") whether pursuant to a judgment or order of a court or tribunal of any jurisdiction or any enforcement proceedings or otherwise howsoever in connection herewith or otherwise shall only constitute a discharge to the Guarantor to the extent of the amount of the Agreed Currency which the Trustee or the relevant Beneficiary is able, promptly on receipt, to purchase in such foreign exchange market as the Trustee or the relevant Beneficiary may select with the amount of the Relevant Currency so received.

         If:-

         (A) the amount of the Agreed Currency which the Trustee or the relevant

                  Beneficiary is so able to purchase is less than the amount of the Agreed Currency due to the Trustee or the relevant Beneficiary hereunder; and/or

         (B) any condition imposed in relation to the conversion of any amount paid in the Relevant Currency into the Agreed Currency including, without limitation, any condition imposed by any exchange control authority, reduces the amount in the Agreed Currency which the Trustee or the relevant Beneficiary actually receives for the amount of such payment in the Relevant Currency below that amount which it would have received had such condition not been imposed;

         the Guarantor will indemnify and hold the Trustee or the relevant Beneficiary harmless against any loss, damage, costs and/or expenses arising as a result.

8.2 The above indemnity shall constitute a separate and independent obligation from the other obligations contained herein shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for amounts due hereunder.

9.       BENEFIT

9.1 The Guarantor hereby acknowledges and agrees that the benefit of this Guarantee and Indemnity shall be held by the Trustee on trust for the Beneficiaries and the Guarantor hereby covenants that this Guarantee and Indemnity shall remain in full force and effect and shall fully secure all the Beneficiaries. The Guarantor may not assign or transfer rights or obligations hereunder without the prior written consent of the Trustee (which may be withheld).

10.      MISCELLANEOUS

10.1 The Guarantor hereby agrees that at any time and from time to time, upon the request of the Trustee, the Guarantor will promptly and duly execute and deliver and/or procure the execution and delivery of any and all such further instruments and documents as may be deemed desirable by the Trustee for the purpose of obtaining for the Trustee and the Beneficiaries the full benefits hereof and of the rights and powers herein granted.

10.2 Any provisions contained herein prohibited by or unlawful or unenforceable under any applicable law shall, to the extent required by such law, be ineffective without modifying the remaining provisions hereof. Where however the provisions of any such applicable law may be waived, they are hereby waived by the Guarantor to the fullest extent permitted by such law with the intent that this Guarantee shall be valid, binding and enforceable in accordance with its terms.

10.3 Time is of the essence of this Guarantee but no failure or delay by the Trustee or the Beneficiaries in exercising any right, power or privilege hereunder and no course of dealing between any Security Party and the Trustee or the Beneficiaries shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein are cumulative and not exclusive of any rights or remedies which the Trustee and/or the Beneficiaries would otherwise have. No notice to or demand on the Guarantor shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee or the

         Beneficiaries to any other or further action in any circumstances without notice or demand.

11.      NOTICES

11.1 Any demand or notice to be given hereunder shall be in writing and sent by prepaid first class or airmail letter post or telex or facsimile or delivered by hand addressed to the Guarantor as follows:-

         Commodore Holdings Limited
         4000 Hollywood Boulevard
         Suite 385-S
         Hollywood
         Fl 33021
         USA

         Attention Chief Financial Officer
         Facsimile No: + 954 921 2147)

         with a copy to:-

         Kathleen L Deutsch, P.A.
         Broad and Cassel
         Miami Center - Suite 3000
         201 S. Biscayne Boulevard

         Miami
         Fl 33131
         USA

         Facsimile no. + 305 373 9443

         or to such other person or address as the Guarantor may notify in writing to the other party hereto.

11.2 Any such notice shall be deemed to have been validly given and received on the date of despatch if sent by telex and five (5) days after having been posted if sent by post.

12.      GOVERNING LAW AND JURISDICTION

12.1 This Guarantee and all agreements entered into pursuant or supplemental hereto shall be governed by and construed in accordance with English law.

12.2 The Guarantor hereby Submits for the exclusive benefit of the Trustee and the Beneficiaries to the jurisdiction of the English Courts and appoints Consult Marine whose registered office is for the time being at 58 London Fruit Exchange, Brushfield Street, London E1 6EP or such other person as the Guarantor may with the prior written approval of the Trustee from time to time appoint to be the attorney of the Guarantor for the purpose of accepting service on behalf of the Guarantor of any writ, notice, order, judgment or other legal process with respect hereto or any matter arising hereout and agrees that failure by any such process agent to give notice of such service of process to the Guarantor shall not impair or affect the validity of such service or of any judgment based thereon. The aforesaid submission shall not limit the right of the Trustee and the Beneficiaries to commence proceedings against the Guarantor in any jurisdiction they may think fit or in two or more jurisdictions.

IN WITNESS whereof this Guarantee has been executed as a deed the day and year first before written.

SIGNED SEALED and DELIVERED            )
as a Deed by                           )
COMMODORE HOLDINGS LIMITED             )
acting by                              )
/s/ Jeffrey I. Binder                  )
---------------------------------------
its duly appointed                     )
Chairman of the Board                  )
                                       )
in the presence of:-                   )